UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

                                       FORM 8-K

                                    CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(d)
                         OF THE SECURITIES EXCHANGE ACT OF 1934


                                     March 7, 2006
                                    (Date of Report)

                                 AVERY SPORTS TURF, INC.
                 (Exact name of registrant as specified in its charter)

        DELAWARE                 000-29447               52-2171803
(State or other jurisdiction   (Commission             (I.R.S. Employer
      of Incorporation)         File Number)          Identification No.)

     2535 Pilot Knob Road, Suite 118, Mendota Heights Minnesota, 55120
              (Address of principal executive offices) (Zip Code)

                                 (651) 452-1606
            (Registrant's telephone number, including area code)

                                Not Applicable
      (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

   X - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     - Pre-commencement communications pursuant to Rule 14d-
       2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     - Pre-commencement communications pursuant to Rule 13e-
       4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 4, 2006, the Registrant entered into an Agreement and Plan of Reorganization with E-Cash, Inc., a New Jersey corporation, and all holders of E-Cash common shares. Under this agreement, E-Cash will be acquired by the Registrant, with the Registrant becoming the parent of E-Cash. This agreement was approved by the Boards of Directors of both companies, and will be submitted to a vote of the common shareholders of the Registrant, pursuant to which a Proxy Statement will be filed with the Securities and Exchange Commission and mailed out to all shareholders of record. If approved by the Registrant's shareholders, the transaction will be closed concurrently, and will be treated as a reverse acquisition for accounting purposes.

E Cash's primary activity is the operation of automatic teller machines ("ATM's"). E Cash's ATM's are owned and operated by E Cash, Inc. E Cash is a non-financial institution that owns stand-alone cash dispensing units. The ATM machines have been placed in various retail locations including supermarkets, convenience stores, restaurants, colleges and other locations not generally serviced by traditional and financial institutions. E Cash's ATM's can be accessed by the use of either credit or debit cards issued by a wide range of financial institutions.

E Cash revenues consist of interchange and surcharge fees which are assessed to each customer on a transaction by transaction basis. A surcharge fee is a charge assessed to the customer for use of the ATM. An interchange fee is the fee E Cash receives from the cardholder's bank for processing a transaction on behalf of their customer. Upon the closing of this merger, the current officers of the Registrant will resign and, after additional directors are appointed to the Board of Directors, the existing board members will then resign.

Item 8.01.  Other Events

On March 6, 2006, the Registrant issued a press release announcing the signing of the Agreement and Plan of Reorganization, a copy of which is furnished as Exhibit 99.1.

The Registrant had previously entered into a letter of intent with Copacabana Limited which, after several months and of due diligence, was canceled by the Registrant on March 3, 2006.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1 Press Release issued by AVERY SPORTS TURF, INC. on March
6, 2006.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Avery Sports Turf, Inc.

                                       By: /s/ Gary Borglund
                                       President and Chief Executive Officer


Date:  March 6, 2006